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EXHIBIT 23
CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use of our report dated January 28, 2000 in this Annual Report on Form 10-K relating to the Consolidated Financial Statements of F&M National Corporation and Subsidiaries, appearing under Item 8, Financial Statements and Supplementary Data, including, without limitation, the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (#333-63111) and Form S-8 (#333-63113) of F&M National Corporation.



                                                /s/  YOUNT, HYDE & BARBOUR, P.C.


March 22, 2000
Winchester, Virginia